SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported) April 2, 2002

MKR Holdings
(Exact Name of Registrant as Specified in Charter)

Utah (State or Other Jurisdiction of Incorporation)	0-24556 (Commission File Number)	87-0372759 (IRS Employer Identification No.)

1070 West 2300 South, Salt Lake City, Utah                 84119
(Address of Principal Executive Offices)                     (Zip Code)

Registrant's telephone number,
including area code:                   (801) 972-2100

(Former Name or Former Address, if Changed Since Last Report)

Item 2.      Acquisition or Disposition of Assets.

          On April 2, 2002, CT Sports Holding AG ("CT") exercised its option (the "Option") to purchase the 15% equity interest in Marker International GmbH, a GmbH organized under the laws of Switzerland ("Marker"), previously owned by MKR Holdings (the "Company") for a cash payment of $2,005,596.24. CT acquired the Option in connection with certain transactions consummated on November 30, 1999 when the Company (then Marker International) sold substantially all of its assets to Marker pursuant to an Asset Purchase Agreement. Marker assumed substantially all of the liabilities of the Company and the Company received a 15% equity interest in Marker. In connection with the Asset Purchase Agreement, the Company and CT entered into an Operating Agreement that, among other things, granted CT the Option.

          The sale was made pursuant to a Purchase Agreement by and between the Company and CT, a copy of which is filed herewith as exhibit 10.1. Pursuant to the terms of such Purchase Agreement, and the terms previously agreed to in 1999 by the parties, CT exercised its option to purchase the Company’s 15% equity interest in Marker at its fair market value, less certain agreed-upon offsets. Such offsets were equal to the sum of: (1) all unreimbursed advances made by CT to Marker and litigation costs incurred by Marker, together with accrued interest thereon, (2) $775,000, (3) all income tax loans and (4) 15% of the compensation paid to the escrow agent under the Operating Agreement. The cash payment of $2,005,596.24 reflects a $3,480,000 fair market value of the Company’s 15% equity interest and offsets totaling approximately $1,474,403.76.

          As a result of the purchase, which was completed on April 2, 2002, CT, a joint venture between Tecnica S.p.A. and H.D. Cleven, the principal shareholder of the Völkl Group, which prior to exercising the Option owned 83% of Marker, is now the owner of 98% of Marker. The remaining 2% of Marker is owned by certain members of Marker’s management. The proceeds of the exercise of the Option will be distributed to the shareholders of the Company in liquidation.

          On April 2, 2002, the Company issued the press release filed herewith as exhibit 99.1.

Item 5.      Other Events.

          The Company is no longer engaged in the conduct of business and since the consummation of the November 1999 transactions has operated for the sole purpose of holding and subsequently liquidating its assets. Having sold its 15% equity interest in Marker, the Company will now commence the process of liquidating the Company.

Item 7.      Financial Statements, Pro Forma Financial Information and Exhibits.

(a) Financial Statements.

None.

(b) Pro Forma Financial Information.

None.

(c) Exhibits.

10.1	Purchase Agreement, by and between MKR Holdings and CT Sports Holding AG, dated as of April 2, 2002.

99.1	Press Release, dated April 2, 2002.

SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MKR HOLDINGS By: /s/ Kevin Hardy Name: Kevin Hardy Title: President and Chief Financial Officer

Dated: April 4, 2002

EXHIBIT INDEX

Exhibit	Description
10.1	Purchase Agreement, by and between MKR Holdings and CT Sports Holding AG, dated as of April 2, 2002.

99.1	Press Release, dated April 2, 2002.